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                                                                   EXHIBIT 10.16

                                 KENNAMETAL INC.
                        STOCK AND INCENTIVE PLAN OF 2002

                          (AS AMENDED ON JULY 29, 2003)

         SECTION 1. ESTABLISHMENT. There is hereby established the Kennametal Inc. Stock and Incentive Plan of 2002 (hereinafter called the "Plan") pursuant to which Eligible Individuals who are or will be mainly responsible for its continued growth and development and future financial success may be granted Awards in order to secure to the Company the advantage of the incentive and sense of proprietorship inherent in stock ownership by such persons, to further align such person's interests with those of the shareowners, to reward such persons for services previously performed and/or as an added inducement to continue to provide service to the Company.

         SECTION 2. CERTAIN DEFINITIONS. As used herein or, unless otherwise specified, in any document with respect to an Award, the following definitions shall apply:

                  (a) "Affiliate" of a person means a person controlling, controlled by, or under common control with such person where control means the power to direct the policies and practices of such person.

                  (b) "Award" means any Incentive Bonus Award, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, SAR, Share Award or Stock Unit Award granted under the Plan.

                  (c)      "Board" means the Board of Directors of the Company.

                  (d) "Business Combination" shall mean a merger or consolidation of the Company with another corporation or entity, other than a corporation or entity which is an Affiliate.

                  (e) "Capital Stock" means the Capital Stock, par value $1.25 per share, of the Company as adjusted pursuant to Section 10 of this Plan.

                  (f) "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A promulgated under the Exchange Act as in effect on the date thereof or, if Item 6(e) is no longer in effect, any regulations issued which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) a Business Combination shall have occurred, or (ii) the Company shall sell all or substantially all of its operating properties and assets to another person, group of associated persons or corporation, excluding any Affiliate of the Company, if any, or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then

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outstanding securities coupled with or followed by the election as directors of the Company of persons who were not directors at the time of such acquisition if such person shall elect a majority of the Board.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended.

                  (h)      "Committee" means a committee of the Board.

                  (i) "Company" means Kennametal Inc., a Pennsylvania corporation.

                  (j) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary of the Company to render services and is compensated for such services.

                  (k) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Employee with the Company or any Parent or Subsidiary of the Company. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Plan Administrator; or (iv) transfers between locations of the Company or between the Company, its Parents, its Subsidiaries or its successor.

                  (l) "Disability" means disability as determined by the Company's disability policy as in effect from time to time or as determined by the Plan Administrator consistent therewith.

                  (m)      "Eligible Individual" means any Employee or
Consultant.

                  (n) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company or any prospective employee who shall have received an offer of employment from the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (p) "Fair Market Value" means, as of any date, the value of the Capital Stock determined as follows:

                           (i) If the Capital Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the mean between the highest and lowest sales prices for the Capital Stock as quoted on such exchange, system or market for the last trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable and;

                           (ii) In the absence of an established market for the Capital Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

                  (q) "Grantee" means an Eligible Individual who has been granted an Award.

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                  (r)      "Incentive Bonus Award" means the opportunity to earn
a future cash payment tied to the level of achievement with respect to one or more Qualifying Performance Criteria for a performance period as established by the Plan Administrator.

                  (s) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (t) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

                  (u) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  (v) "Option" means a right to purchase Shares granted pursuant to the Plan.

                  (w) "Optionee" means a Participant who holds an Option or SAR.

                  (x) "Original Option Period" means the initial period or periods for which an Option or SAR may be exercised as determined by the Plan Administrator at the time of the Award or, if no such determination is made, a period of 10 years from the date of grant of the Award.

                  (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (z) "Participant" means any person who has an Award under the Plan including any person (including any estate) to whom an Award has been assigned or transferred in accordance with the Plan.

                  (aa) "Performance Share Award" means a grant of a right to receive Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

                  (bb) "Performance Unit Award" means a grant of a right to receive a designated dollar value amount of Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

                  (cc)     "Plan" means this Stock and Incentive Plan of 2002.

                  (dd) "Plan Administrator" means the Board and/or any Committee appointed by the Board to administer the Plan; provided, however, that the Board, in its sole discretion, may, notwithstanding the appointment of any Committee to administer the Plan, exercise any authority under this Plan.

                  (ee) "Prior Stock Plans" means the Kennametal Inc. Stock Option and Incentive Plan of 1988, the Kennametal Inc. Stock Option and Incentive Plan of 1992, the Kennametal Inc. Stock Option and Incentive Plan of 1996, the Kennametal Inc. 1999 Stock Plan, and the Kennametal Inc. Stock Option and Incentive Plan of 1999.

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                  (ff)     "Qualifying Performance Criteria" means any one or
more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified in the Award: (a) cash flow, (b) earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof), (c) stock price, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets,
(h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, and (n) market share. To the extent consistent with Section 162(m) of the Code, the Plan Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in management's discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company's annual report to shareowners for the applicable year.

                  (gg) "Restricted Stock Award" means a grant of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Grantee, or achievement of performance or other objectives, as determined by the Plan Administrator.

                  (hh) "Restricted Unit Award" means a grant of Stock Units subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Plan Administrator.

                  (ii) "Retirement" means, in the case of an Employee, the termination of employment with the Company or any Subsidiary or Parent of the Company at a time when the Employee is eligible to receive immediately payable retirement benefits under a then existing retirement plan and, in the case of a Non-Employee Director, means retirement from service on the Board.

                  (jj) "SAR" means a stock appreciation right, which is the right to receive a payment in cash, Shares or Stock Units equal to the amount of appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

                  (kk)     "Share" means a share of Capital Stock.

                  (ll) "Share Award" means a grant of Shares without a risk of forfeiture and without other restrictions.

                  (mm) "Stock Unit" means the right to receive a Share at a future point in time.

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                  (nn)     "Stock Unit Award" means the grant of a Stock Unit
without a risk of forfeiture and without other restrictions.

                  (oo) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         SECTION 3. ADMINISTRATION.

                  (a)      The Plan shall be administered by the Plan
Administrator.

                  (b) Subject to the provisions of this Plan and, in the case of a Committee, the specific duties delegated to or limitations imposed upon such Committee by the Board, the Plan Administrator shall have the authority, in its discretion:

                           (i) to establish, amend and rescind rules and regulations relating to the Plan;

                           (ii) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

                           (iii) to determine the amount and type of Awards, including any combination thereof, to be granted to any Eligible Individual;

                           (iv) subject to Section 3(c) hereof, to grant Awards to Eligible Individuals and, in connection therewith, to determine the terms and conditions, not inconsistent with the terms of this Plan, of any such Award including, but not limited to, the number of Shares or Stock Units that may be issued or amount of cash that may be paid pursuant to the Award, the exercise or purchase price of any Share or Stock Unit, the circumstances under which Awards or any cash, Shares or Stock Units relating thereto are issued, retained, become exercisable or vested, are no longer subject to forfeiture or are terminated, forfeited or expire, based in each case on such factors as the Plan Administrator shall determine, in its sole discretion;

                           (v) to determine the Fair Market Value of the Capital Stock, in accordance with this Plan;

                           (vi)     to establish, verify the extent of
         satisfaction of, or adjust any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

                           (vii) to approve forms of agreement for use under the Plan;

                           (viii)   to determine whether and under what
         circumstances an Award may be settled in cash instead of Shares or Stock Units;

                           (ix) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the participant (including providing for

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         and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

                           (x) to determine whether and to what extent an adjustment is required under Section 10 of this Plan;

                           (xi) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

                           (xii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

                  (c) Notwithstanding anything contained in this Plan, the Plan Administrator may not:

                           (i) grant any Option or SAR in substitution for an outstanding Option or SAR except as provided in Section 10(b);

                           (ii) reduce the exercise price of an outstanding Option or SAR, whether through amendment, cancellation or replacement of such Option or SAR, unless such reduction is approved by the shareowners of the Company;

                           (iii) grant a Restricted Stock Award or Restricted Unit Award with a risk of forfeiture or restriction that lapses earlier than at the rate of one-third of the Shares subject to the Award on each of the first, second and third anniversary of the date of grant; provided, however, that the Plan Administer may grant a Restricted Stock Award or Restricted Unit Award with a risk of forfeiture or restriction that lapses upon the later to occur of (x) the date of achievement of one or more performance criteria and (y) the one year anniversary of the date of grant of the Award;

                           (iv)     grant a Performance Share Award or
         Performance Unit Award that vests earlier than the later to occur of
         (x) the date of achievement of one or more performance criteria and (y) the one year anniversary of the date of the Award;

                           (v) lapse or waive restrictions applicable to any Restricted Stock Award, Restricted Unit Award, Performance Share Award, or Performance Unit Award; or

                           (vi) grant any Share Award or Stock Unit Award to any officer or director of the Company except in lieu of salary or cash bonus.

                  (d) The limitations of Section 3(c) shall not apply to Awards for up to ten percent of the Shares under the Plan granted by a Committee composed entirely of "independent directors" (under all definitions of independence then applicable to the Company).

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                  (e)      Except as specifically provided in this Plan, no
action of the Plan Administrator shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto.

                  (f) All decisions, determinations and interpretations of the Plan Administrator shall be final and binding on all Participants.

         SECTION 4. SHARES SUBJECT TO THE PLAN.

                  (a) The aggregate number of Shares which may be issued pursuant to the Plan shall be 1,750,000 plus Shares added to the Plan from the Prior Stock Plans pursuant to Sections 4(d) and 4(e) hereof.

                  (b) Upon shareowner approval of this Plan, no further grants or awards of any kind shall be made by the Company under its Prior Stock Plans.

                  (c) The number of Shares which may be issued under the Plan and covered by outstanding Awards is subject to adjustment as provided in
Section 10.

                  (d) To the extent that Options granted under the Plan or under the Prior Stock Plans shall expire or terminate without being exercised or Shares awarded under the Plan or under the Prior Stock Plans shall be forfeited, such Shares shall remain available or be added to and shall increase the number of Shares available for purposes of the Plan.

                  (e) Shares delivered in payment of the purchase price in connection with the exercise of Options or Shares delivered or withheld to pay tax withholding obligations or otherwise under the Plan or under the Prior Stock Plans shall be added to and shall increase the number of Shares available for purposes of the Plan.

                  (f) The aggregate number of Shares that may be issued pursuant to Incentive Stock Options shall be limited to 1,750,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as an Incentive Stock Option. The foregoing limitation shall not apply to the extent that it is no longer required in order for Options to qualify as Incentive Stock Options.

                  (g) The aggregate number of Shares issuable under all Awards granted under this Plan during any fiscal year to any one Eligible Individual shall not exceed 500,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The foregoing limitation shall not apply to the extent that it is no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Section 162(m) of the Code.

                  (h) Capital Stock to be issued under the Plan may be either authorized and unissued Shares or Shares held in treasury by the Company.

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         SECTION 5. TERMS OF OPTIONS AND SARs. Each Option and SAR granted under the Plan shall be evidenced by a written document (including an electronic version thereof) and shall be subject to the following terms and conditions:

                  (a) Subject to adjustment as provided in Section 10 of this Plan, the price at which a Share covered by an Option may be purchased shall not be less than the Fair Market Value thereof at the time the Option is granted. If required by the Code, if an Optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company (or any Parent or Subsidiary of the Company) and an Option granted to such Optionee is intended to qualify as an Incentive Stock Option, the price at which a Share covered by an Option may be purchased shall be not less than 110% of the Fair Market Value thereof at the time the Option is granted.

                  (b) The aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are first exercisable by the Optionee in any calendar year (under all plans of the Company and its Subsidiaries and Parent) shall not exceed the limitations, if any, imposed by the Code.

                  (c) If any Option designated as an Incentive Stock Option, either alone or in conjunction with any other Option or Options, exceeds the foregoing limitation, or does not otherwise qualify for treatment as an Incentive Stock Option, all or the portion of such Option in excess of such limitation shall automatically be reclassified (in whole Share increments and without fractional Share portions) as a Nonstatutory Stock Option, with later granted Options being so reclassified first.

                  (d) Except as otherwise provided by the Plan Administrator, during the lifetime of the Optionee the Option or SAR may be exercised only by the Optionee and the Option or SAR shall not be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the Optionee, the Option or SAR may be transferred to the Company upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to the Option may agree within the period specified in this
Section 5.

                  (e) An Option or SAR may be exercised in whole at any time, or in part from time to time, within the Original Option Period; provided, however, that, unless otherwise provided by the Plan Administrator:

                           (i) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of death, Disability or Retirement, the Option or SAR may be exercised only within three years after termination of employment and within the Original Option Period;

                           (ii) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of termination of the Optionee for cause, the Option or SAR shall forthwith terminate and the Optionee shall

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

         not be permitted to exercise the Option or SAR following the Optionee's termination of employment;

                           (iii) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of the Optionee's voluntary termination or a termination of the Optionee other than for cause, the Option or SAR may be exercised only within the three months after the termination of employment and within the Original Option Period;

                           (iv) If the Optionee is a Non-Employee Director who shall cease to serve on the Board, the Option or SAR may be exercised only within three months after the cessation of Board service and within the Original Option Period or, if such cessation was due to death, Disability or Retirement, within three years after cessation of Board service and within the Original Option Period, unless such cessation of service as a Non-Employee Director was the result of removal for cause, in which case the Option or SAR shall forthwith terminate;

                           (v) Notwithstanding anything to the contrary contained in this Plan, each Option or SAR held by an Employee who is terminated by the Company or any Subsidiary or Parent of the Company for any reason during the two-year period following a Change in Control or a Non-Employee Director who is removed from the Board for any reason during the two-year period following a Change in Control shall immediately vest and may be exercised at any time within the three-month period after the termination of employment or cessation of Board service regardless of the Original Option Period;

                           (vi) If the Optionee shall die, the Option or SAR may be exercised by the Optionee's personal representative or persons entitled thereto under the Optionee's will or the laws of descent and distribution;

                           (vii) Except as provided in Sections 5(e)(v), (ix) and (x), the Option or SAR may not be exercised for more Shares (subject to adjustment as provided in Section 10) after the termination of the Optionee's employment, cessation of service as a Non-Employee Director or the Optionee's death (as the case may be) than the Optionee was entitled to purchase thereunder at the time of such Optionee's termination of employment, cessation of service as a Non-Employee Director or the Optionee's death;

                           (viii) To the extent provided by the Code, if an Optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any Parent or Subsidiary of the Company) at the time an Option is granted to such Optionee and such Option is intended to qualify as an Incentive Stock Option, the Option, if not exercised within five years from the date of grant or any other period proscribed by the Code, will cease to be an Incentive Stock Option;

                           (ix) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company or is a Non-Employee Director who shall cease to serve on the Board by reason of death or Disability, as the case may be,

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

         all Options and SARs held by the Optionee shall automatically vest and become exercisable in full as of the date that the Optionee's employment with the Company or any Subsidiary or Parent of the Company or service on the Board ceased; and

                           (x) In the event that an Optionee ceases to be employed by the Company or any Subsidiary or Parent of the Company or to serve on the Board, as the case may be, as a result of such Optionee's Retirement, all Options and SARs held by the Optionee which are not vested on the date of Retirement shall continue to vest and become exercisable in accordance with their original vesting schedule during the two-year period following such Optionee's Retirement. Any Options or SARs which remain unvested on the second anniversary of such Optionee's Retirement shall forthwith terminate on such date. In the event of the death or Disability of such Optionee during the two-year period following Retirement, all Options or SARs held by the Optionee shall automatically vest and become exercisable in full.

                  (f) Except as otherwise provided by the Plan Administrator, the purchase price of each Share purchased pursuant to an Option shall be paid in full at the time of each exercise (the "Payment Date") of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a registered broker-dealer under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the Shares and deliver the sale proceeds directly to the Company to pay the exercise price;
(iii) through the delivery to the Company (by attestation of Share ownership or as otherwise provided by the Plan Administrator) of previously-owned Shares having an aggregate fair market value equal to the price of the Shares being purchased pursuant to the Option; provided, however, that Shares delivered in payment of the Option price must have been purchased in the open market or held by the Participant for at least six (6) months in order to be utilized to pay the purchase price of the Option or must meet such other conditions as established by the Plan Administrator; or (iv) through any combination of the payment procedures set forth in subsections (i)-(iii) of this Section 5(f).

                  (g) Exercise of an Option or SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option or SAR by the number of Shares as to which the Option or SAR is exercised. In addition, in the event of an Option granted in tandem with an SAR, the exercise of the Option in any manner shall result in a decrease in the number of Shares which thereafter may be available under the SAR by the number of Shares as to which the Option is exercised, and the exercise of the SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option by the number of Shares as to which the SAR is exercised.

                  (h) The Plan Administrator, in its discretion, may authorize the issuance of "stock retention Options" under this Plan which provide, upon the exercise of an Option granted under this Plan or under any other stock plan (a "prior Option") and payment of the purchase price using previously-owned Shares, for the automatic issuance of a new Option under this Plan for up to the number of Shares equal to the number of previously-owned Shares delivered in payment of the exercise price of the prior Option, with an exercise price equal to the current Fair Market Value and for a term equal to the term of the prior Option.

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

                  (i) The Plan Administrator may include such other terms and conditions of Options or SARs not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that Options or SARs shall be exercisable in one or more installments during the term of the Option or SAR as determined by the Plan Administrator.

         SECTION 6. PERFORMANCE SHARE AWARDS, PERFORMANCE UNIT AWARDS, RESTRICTED STOCK AWARDS, RESTRICTED UNIT AWARDS, SHARE AWARDS AND STOCK UNIT AWARDS.

                  (a) Subject to the terms of this Plan, including Section 3(c) hereof, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, Share Awards or Stock Unit Awards may be issued by the Plan Administrator to Eligible Individuals, either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of this Plan. Such Awards shall be evidenced by a written document (including an electronic version thereof) containing any provisions regarding
(i) the number of Shares or Stock Units subject to such Award or a formula for determining such, (ii) the purchase price of the Shares or Stock Units, if any, and the means of payment for the Shares or Stock Units, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Stock Units as may be determined from time to time by the Plan Administrator, including continued employment or service, (v) restrictions on the transferability of the Shares or Stock Units and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Plan Administrator.

                  (b) The grant, issuance, retention and/or vesting of Shares or Stock Units pursuant to any Performance Share Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award shall occur at such time and in such installments as determined by the Plan Administrator or under criteria established by the Plan Administrator and consistent with this Plan, including Section 3(c) hereof. The Plan Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares or Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Plan Administrator and consistent with this Plan, including Section 3(c) hereof. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Plan Administrator and specified at the time the Award is granted.

                  (c) Notwithstanding the foregoing, no single Share Award or Stock Unit Award to any one Grantee in any fiscal year shall be for more than 200 Shares.

                  (d) With respect to any Performance Share Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award:

                           (i) If, prior to a Change in Control, the designated goals have not been achieved within the designated period or the Grantee ceases to be employed by the Company or ceases to serve on the Board for any reason other than death, Disability or

         Retirement prior to the lapse of any restrictions or vesting of the Award, the Grantee shall forfeit such Award;

                           (ii) In the event that a Grantee ceases to be an Employee or to serve on the Board as a result of such Grantee's death, Disability or Retirement, all outstanding Awards held by such Grantee shall automatically vest and all restrictions shall lapse as of the date of such Grantee's death, Disability or Retirement;

                           (iii) Notwithstanding anything to the contrary contained in this Plan, each Award held by an Employee who is terminated by the Company or any Subsidiary or Parent of the Company for any reason during the two-year period following a Change in Control or a Non-Employee Director who is removed from the Board for any reason during the two-year period following a Change in Control shall automatically vest and all restrictions shall lapse as of the date of such Grantee's termination of employment or cessation of Board service; and

                           (iv) During the lifetime of the Grantee, the Award shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order.

                  (e) Except as otherwise provided by the Plan Administrator, a Grantee who has received a Restricted Stock Award shall have all rights of a shareowner in such Shares including, but not limited to, the right to vote and receive dividends with respect thereto from and after the date of grant of such Award; provided, however, that Shares awarded pursuant to the Plan which have not vested or which contain restrictions or conditions may not be sold or otherwise transferred by the Grantee and stock certificates representing such Shares may bear a restrictive legend to that effect.

         SECTION 7. INCENTIVE BONUS AWARDS.

                  (a) Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Plan Administrator.

                  (b) Each Incentive Bonus Award shall be evidenced by a document containing provisions regarding (a) the target and maximum amount payable to the Employee, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Plan Administrator. The maximum amount payable as a bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Employee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed $2,000,000.

                  (c) The Plan Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Plan Administrator may specify the percentage of the target incentive bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus Award that is intended by the Plan Administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Plan Administrator and specified at the time the Incentive Bonus Award is granted. The Plan Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any incentive bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

                  (d) The Plan Administrator shall determine the timing of payment of any incentive bonus. The Plan Administrator may provide for or, subject to such terms and conditions as the Plan Administrator may specify, may permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An Incentive Bonus Award may be payable in Shares, Stock Units or in cash or other property, including any Award permitted under this Plan.

                  (e) Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Plan Administrator on the basis of such further considerations as the Plan Administrator shall determine.

         SECTION 8. NON-EMPLOYEE DIRECTOR AWARDS.

                  Notwithstanding anything to the contrary contained in this Plan, each Non-Employee Director shall only be entitled to receive the following Awards under this Plan, which Awards will be made on the day following the first regular Board meeting of each fiscal year beginning in fiscal year 2004:

                  (a) Each Non-Employee Director shall receive a Nonstatutory Stock Option to purchase up to 5,000 shares, as determined by the Board, at Fair Market Value, such Option to Vest as to exercisability in 3 equal, annual installments and to have a term of ten (10) years.

                  (b) Each Non-Employee Director shall receive a Restricted Stock Award for Shares with a Fair Market Value of up to $10,000, as determined by the Board, rounded to the nearest whole Share. Such Awards shall vest and the restrictions on transfer shall lapse as to one-third of the Shares subject to the Award on each anniversary of the date of grant provided that the Non-Employee Director continues to serve on the Board.

                  (c) Each new Non-Employee Director shall receive, as of the first date of service on the Board, a Nonstatutory Stock Option to purchase twice the number of Shares provided in the Nonstatutory Stock Option most recently granted to the Non-Employee Directors

(other than the lead director) and a Restricted Stock Award based on the number of Shares provided in the Restricted Stock Award most recently granted to the Non-Employee Directors (other than the lead director) but pro rated for the amount of the fiscal year remaining as of the first date of service.

         SECTION 9. TAX WITHHOLDING.

                  (a) Whenever Shares are to be issued under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for such Shares; provided, however, that in the case of a Grantee who receives an Award of Shares under the Plan which is not fully vested, the Grantee shall remit such amount on the first business day following the Tax Date. The "Tax Date" for purposes of this Section 9 shall be the date on which the amount of tax to be withheld is determined. If an Optionee makes a disposition of Shares acquired upon the exercise of an Incentive Stock Option within the applicable disqualifying period, the Optionee shall promptly notify the Company and the Company shall have the right to require the Optionee to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

                  (b) A Participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount (i) in cash; (ii) in the discretion of the Plan Administrator, through the withholding by the Company of Shares otherwise deliverable to the Participant or through the delivery by the Participant to the Company of previously-owned Shares in each case having an aggregate Fair Market Value on the Tax Date equal to the tax obligation; or (iii) in the discretion of the Plan Administrator, through a combination of the foregoing.

         SECTION 10. ADJUSTMENT OF NUMBER AND PRICE OF SHARES.

                  (a) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Plan Administrator may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Plan Administrator may include: (i) adjustment of the number and kind of securities which may be delivered under the Plan; (ii) adjustment of the number and kind of securities subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Options and SARs; (iv) adjustment of the share limitations contained in this Plan; and (v) any other adjustments that the Plan Administrator determines to be equitable. Any such adjustment shall be effective and binding for all purposes of the Plan and on each outstanding Award.

                  (b) Without limiting the foregoing, in the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall authorize the issuance or assumption of an Option in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

                  (c)      No adjustment or substitution provided for in this
Section 10 shall require the Company to issue or to sell a fractional share and the total adjustment or substitution with respect to each Award agreement shall be limited accordingly.

                  (d) Without limiting the foregoing, and notwithstanding anything to the contrary contained in the Plan or any document with respect to any Award, in the event of a Business Combination under the terms of which the holders of Capital Stock of the Company will receive upon consummation thereof cash for each share of Capital Stock of the Company surrendered pursuant to such Business Combination (the "Cash Purchase Price"), the Plan Administrator may provide that all outstanding Awards representing the right to purchase or receive Shares shall terminate upon consummation of the Business Combination and each such Award, including each Option and SAR, shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of Shares subject to such Award held by such Grantee exceeds (ii) the aggregate purchase or exercise price, if any, thereof.

         SECTION 11. CHANGE IN CONTROL. Unless the Board shall determine by resolution prior to a Change in Control, in the event of a Change in Control, the following provisions shall apply to Awards previously granted under the Plan, notwithstanding any provision herein or in any agreement to the contrary:

                  (a) All Options which provide for exercise in one or more installments shall become immediately exercisable in full immediately prior to the Change in Control; and

                  (b) All Awards which have not previously vested shall become vested and all restrictions on Awards shall lapse immediately prior to the Change in Control.

         SECTION 12. TERMINATION OF EMPLOYMENT AND FORFEITURE. Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, which shall apply in all events), a Participant shall have no right to exercise any Option or vest in any Shares awarded under the Plan if following the Participant's termination of employment with the Company or any Subsidiary or Parent of the Company and within a period of two years thereafter, the Participant engages in any business or enters into any employment which the Board in its sole discretion determines to be either directly or indirectly competitive with the business of the Company or substantially injurious to the Company's financial interest (the occurrence of an event described above shall be referred to herein as "Injurious Conduct"). Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to the delivery or vesting of cash or Shares pursuant to an Award made during the 12-month period prior to the Participant's termination of employment with the Company or any Subsidiary or Parent of the Company or during the 24-month period following the Participant's termination of such employment, then the Board, in its sole discretion, may require the Participant to return or forfeit to the Company the cash or Capital Stock received with respect to such Award (or its economic value as of (i) the date of the exercise of the Option or (ii) the date of grant or payment with respect to any other Award, as the case may be) in the event that the participant engages in Injurious Conduct.

         SECTION 13. AMENDMENT AND DISCONTINUANCE. The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto and, provided further, that the Board may not materially amend this Plan without shareowner approval.

         SECTION 14. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any securities hereunder prior to registration of the Shares subject to the Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. and any other exchange or market on which the Shares are listed or quoted. The Company shall use its reasonable best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

         SECTION 15. COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any grant of an Award fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Plan Administrator.

         SECTION 16. PARTICIPATION BY FOREIGN NATIONALS. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.

         SECTION 17. NO RIGHT TO EMPLOYMENT. The Plan shall not confer upon any Participant any right with respect to continuation of any employment or consulting relationship with the Company or membership on the Board, nor shall it interfere in any way with the right to terminate such Participant's employment or consulting relationship at any time, with or without cause.

         SECTION 18. GOVERNING LAW. The validity, constrictions and effect of this Plan, agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.

         SECTION 19. EFFECTIVE DATE OF PLAN/DURATION. The Plan shall become effective upon approval of the Plan by the affirmative vote of holders of a majority of the outstanding Shares present and voting at a meeting of shareowners; provided that at least a majority of the outstanding Shares votes for, against or abstains on the matter and at least a majority of these Shares votes in favor of the Plan. No Award may be granted under the Plan after July 23, 2012. Awards granted on or prior to July 23, 2012 shall remain outstanding in accordance with this Plan and their respective terms.